Exhibit 10.1

AMENDMENT NO. 2
TO EXECUTIVE EMPLOYMENT AGREEMENT

This amendment No. 2 to Executive Employment Agreement (“Amendment Agreement”) is executed on November 10, 2010 by and between Vidaroo Corporation (the “Company”) and Micheal Morgan (“Executive”). The Company and Executive are hereby collectively referred to as the Parties. Terms not defined herein shall have the meaning set forth in the Executive Employment Agreement dated August 14, 2009, as amended on November 10, 2009 (the “Employment Agreement”).

WHEREAS, the Parties entered into the Employment Agreement pursuant to which Executive was employed as Chief Operating Officer and Chief Technology Officer of the Company;

WHEREAS, the Board of Directors of the Company has determined it is in the best interests of the Company to appoint Executive as the President of the Company pursuant to a Board resolution dated November 10, 2010;

WHEREAS, the Parties wish to further amend the Employment Agreement as a result of Executive’s appointment as President;

NOW THEREFORE, the parties do hereby agree to the following terms and conditions:

1.	This Amendment Agreement amends the Employment Agreement between the Parties.

2.
The Employment Agreement is hereby amended to provide for a modification to the incentive based compensation related to stock options based on Executive’s appointment to the position of President for the Term of the Employment Agreement.

3.
The stock options originally granted to Executive shall be modified as follows:  The 2,000,000 stock options previously granted in connection with the Employment Agreement shall vest immediately and continue to have an exercise price of $0.30/share.  Executive shall be granted additional stock options to purchase 6,940,005 shares of the Company’s Common Stock at fair market value as of the date of the signing of this Amendment Agreement of $0.05/share.  These stock options shall vest ratably over the remaining life of this Employment Agreement.

4.	The term of Mr. Morgan’s Executive Employment Agreement is hereby extended by two (2) years through August 14, 2014.

5.	Other than specifically amended hereby, all other terms and provisions of the Employment Agreement shall remain in full force and effect.

Vidaroo Corporation:	Executive:

Mark Argenti, Chairman and CEO	Micheal Morgan, President, Chief Operating Officer, Chief Technology Officer